             COMPUTATION OF PRO FORMA DILUTED NET INCOME AND DILUTED
                              NET INCOME PER SHARE

                                  EXHIBIT 11.1


                                                                          THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                             MAR 31, 1998                       MAR 31, 1998
                                                                     -----------------------------      ----------------------------
CALCULATION OF PRO FORMA DILUTED EPS AT MARCH 31, 1998
Weighted average common shares                                                         5,367,122                          3,343,968
Conversion of Preferred Stock to Common Stock                                                                             1,478,447
All other options outstanding using the treasury stock method                            188,956                            198,899
                                                                                   --------------                    ---------------
   Total weighted average shares outstanding                                           5,556,078                          5,021,314
   Net income                                                                         $  834,180                         $2,251,381

   Pro forma diluted net income per share                                                   0.15                               0.45
                                                                                   ==============                    ===============


 All other options:                                                        355,325                           355,325
Weighted average exercise price                                          $    3.02                         $    3.02
                                                                     --------------                     -------------
Gross proceeds                                                           1,073,082                         1,073,082
Repurchase price                                                         $    6.45                         $    6.86
                                                                     --------------                     -------------
Shares repurchased                                                         166,369                           156,426
                                                                     --------------                     -------------

Net shares                                                                 188,956                           198,899
                                                                     ==============                     =============



                                                                          THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                             MAR 31, 1997                       MAR 31, 1997
                                                                     -----------------------------      ----------------------------
CALCULATION OF PRO FORMA DILUTED EPS AT MARCH 31, 1997
Weighted average common shares                                                         1,330,449                          1,321,909
Conversion of Preferred Stock to Common Stock                                          2,667,002                          2,667,002
All other options outstanding using the treasury stock method                            218,497                            218,497
                                                                                   --------------                    ---------------
   Total weighted average shares outstanding                                           4,215,948                          4,207,408
   Net income                                                                         $  603,087                         $1,559,074

   Pro forma diluted net income per share                                                   0.14                               0.37
                                                                                   ==============                    ===============

 All other options:                                                        340,338                           340,338
Weighted average exercise price                                          $    1.79                         $    1.79
                                                                     --------------                     -------------
Gross proceeds                                                             609,205                           609,205
Repurchase price                                                         $    5.00                         $    5.00
                                                                     --------------                     -------------
Shares repurchased                                                         121,841                           121,841
                                                                     --------------                     -------------

Net shares                                                                 218,497                           218,497
                                                                     ==============                     =============